EXHIBIT 99.1
          EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented here because Sierra Pacific Resources (the “Company”) considers it a supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than we do, which will limit its usefulness as a comparative measure.
          Because of these limitations, the Company’s management relies primarily on our GAAP results as a measure of the Company’s performance and uses EBITDA on a supplemental basis.
          Funds from Operations (“FFO”) and Adjusted FFO, which is FFO adjusted to account for cash inflows or outflows associated with the deferred energy accounts, are presented here because the Company believes that these measures are useful to investors because the ratings agencies use these measures when determining a company’s credit ratings. The cost of the Company’s debt, the ability of the Company’s subsidiaries to pay dividends to the Company, and other capital and operational costs and expenses are impacted by the Company’s credit ratings. The Company believes that net income is the most directly comparable GAAP measure to FFO.
          Since FFO excludes certain items includable in net income, reliance on the measure has limitations; management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP measures. FFO is not necessarily an indication of the Company’s cash flow available to fund cash needs. Additionally, it should not be used as an alternative to net income when evaluating the Company’s financial performance or to cash flow from operating, investing and financing activities when evaluating the Company’s liquidity or ability to make cash distributions or pay debt service. The FFO presented by the Company may not be comparable to the FFO presented by other utility companies.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Sierra Pacific Resources
EBITDA

									LTM ended
	Nine months ended September 30,		Year ended December 31,						September 30,
	2006	2005	2005		2004		2003		2006
Net Income (Loss)	$253,665	$63,508	$86,137		$32,471		$(136,629)		$276,294

Interest Charges	228,670	236,957	284,927		306,427		366,282		276,640
Income taxes	132,636	31,458	43,173		20,631		(44,207)		144,351
Depreciation and Amortization	170,112	159,949	214,662		205,647		191,259		224,825

EBITDA	$785,083	$491,872	$628,899		$565,176		$376,705		$922,110

EBITDA/Interest Expense			2.21	x	1.84	x	1.03	x	3.33	x
Debt/EBITDA			6.16	x	7.24	x	10.15	x	4.56	x

Sierra Pacific Resources

Net interest expense	$228,670	$236,957	$284,927		$306,427		$366,282		$276,640

Long-Term Debt	$4,162,341	$3,734,822	$3,817,122		$4,081,281		$3,579,674		$4,162,341
Current maturities of long term debt plus short-term borrowings	41,051	278,804	58,909		8,491		243,970		41,051

Total Debt	$4,203,392	$4,013,626	$3,876,031		$4,089,772		$3,823,644		$4,203,392

Nevada Power Company
EBITDA

									LTM ended
	Nine months ended September 30,		Year ended December 31,						September 30,
	2006	2005	2005		2004		2003		2006
Net Income (Loss)	$236,273	$112,408	$132,734		$104,312		$19,277		$256,599

Interest Charges	134,063	118,350	134,657		137,388		190,472		150,370
Income taxes	123,402	52,679	63,995		56,572		(614)		134,718
Depreciation and Amortization	104,076	92,421	124,098		118,841		109,655		135,753

EBITDA	$597,814	$375,858	$455,484		$417,113		$318,790		$677,440

EBITDA/Interest Expense			3.38	x	3.04	x	1.67	x	4.51	x
Debt/EBITDA			4.88	x	5.47	x	6.38	x	3.61	x

Nevada Power Company

Net interest expense	$134,063	$118,350	$134,657		$137,388		$190,472		$150,370

Long-Term Debt	$2,429,256	$2,113,370	$2,214,063		$2,275,690		$1,899,709		$2,429,256
Current maturities of long term debt	18,651	6,404	6,509		6,091		135,570		18,651

Total Debt	$2,447,907	$2,119,774	$2,220,572		$2,281,781		$2,035,279		$2,447,907
Sierra Pacific Power Company
EBITDA

									LTM ended
	Nine months ended September 30,		Year ended December 31,						September 30,
	2006	2005	2005		2004		2003		2006
Net Income (Loss)	$42,299	$38,894	$52,074		$18,577		$(23,275)		$55,479

Interest Charges	54,833	54,206	69,067		62,831		96,093		69,694
Income Taxes	22,249	21,537	28,379		325		(12,237)		29,091
Depreciation and Amortization	66,037	67,534	90,569		86,806		81,514		89,072

EBITDA	$185,418	$182,171	$240,089		$168,539		$142,095		$243,336

EBITDA/Interest Expense			3.48	x	2.68	x	1.48	x	3.49	x
Debt/EBITDA			4.14	x	5.91	x	7.19	x	4.50	x

Sierra Pacific Power Company

Net interest expense	$54,833	$54,206	$69,067		$62,831		$96,093		$69,694

Long-Term Debt	$1,072,076	$962,311	$941,804		994,309		912,800		$1,072,076
Current maturities of long term debt plus short-term borrowings	22,400	32,400	52,400		2,400		108,400		22,400

Total Debt	$1,094,476	$994,711	$994,204		$996,709		$1,021,200		$1,094,476